UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2026
IP STRATEGY HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 10, 2026, Troy Alstead, a member of the Board of Directors (the “Board”) of IP Strategy Holdings, Inc. (the “Company”), advised the Company of his intention to resign from the Board and all committees thereof, effective upon the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2025, which report was filed on April 14, 2026. Mr. Alstead had been a member of the Board since November 25, 2024, the date on which the Company consummated its initial public offering of common stock and its listing on the Nasdaq Stock Market. To the knowledge of the Company, Mr. Alstead’s decision to resign from the Board was a result of his increased responsibilities on the boards of directors of two other public companies on which Mr. Alstead currently sits and was not related to any disagreements with the Company on any matter relating to its operations, policies or practices, or any issues regarding financial disclosures, accounting or legal matters.
On April 14, 2026, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Brian C. Jun to serve as a director of Company, effective immediately, to fill the vacancy created by the resignation of Mr. Alstead. Mr. Jun will serve on the Board as a member of Class I (the Class in which Mr. Alstead was seated) until the 2027 annual meeting of stockholders of the Company at which directors are elected, at which he is expected to stand for re-election. Biographical information regarding Jun is set forth below:
Brian C. Jun, age 50, is currently, and has been since March 2026, the Chief Financial Officer of Gurufin Inc., the owner of an institutional-grade stablecoin platform built for cross boarder payments and foreign exchange. From March 2025 to March 2026, Mr. Jun was a tax advisor to a number of other cryptocurrency companies, including the Company and Story Protocol, and from February 2025 to July 2025, Mr. Jun was an advisor to Andreessen Horowitz, a venture capital company, where he served as a tax consultant to a number of its portfolio companies. From May 2021 to February 2025, Mr. Jun was a Senior Manager – Blockchain and Digital Asset Taxation at Deloitte Tax, LLP, a consulting firm in the cryptocurrency industry. Mr. Jun received a J.D. and L.L.M. in taxation from Loyola Law School in Los Angeles, California and a B.A. from the University of California at Berkeley.
There are no arrangements or understandings between Mr. Jun and any other person or persons pursuant to which Mr. Jun was selected as a director of the Company. There are no current or proposed transactions in which Mr. Jun, or any member of the immediate family of Mr. Jun, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.
In connection with the appointment of Mr. Jun to the Board, the Board appointed Mr. Jun to the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Jun was appointed as the Chairman of the Nominating and Corporate Governance Committee. The Board determined that Christopher H. Smith, a current member of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and Mr. Smith was appointed Chairman of the Audit Committee, a position that was held by Mr. Alstead prior to his resignation.
Item 7.01 Regulation FD Disclosure.
On April 16, 2026, the Company issued a press release announcing the appointment of Mr. Jun as a member of the Board.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026	IP STRATEGY HOLDINGS, INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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